UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

DOGECOIN CASH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53571	20-1898270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 West Mesquite Blvd C70

Mesquite, Nevada 89027

(Address of principal executive offices)

(702) 762-3123

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 – Other Events

Special Distribution of DogeCoin Cash Units; Clarification of Prior Terminology

On December 18, 2025, Dogecoin Cash, Inc. (OTCQB: DOGP) confirmed the Company’s previously announced special distribution to shareholders of record as of December 22, 2025 (the “Record Date”), payable January 7, 2026 (the “Payment Date”), subject to final FINRA clearance.

The Company clarifies that the distribution consists of DogeCoin Cash Units, which are securities of the Company issued in book-entry form, and not a direct distribution of blockchain-native tokens.

Clarification of “Units” vs. “Tokens”

In certain prior public communications, including a Company news release, the term “token” was used descriptively in reference to the underlying digital asset associated with the distribution.

For the avoidance of doubt:

•The Company will distribute DogeCoin Cash Units (the “Units”), not blockchain-native tokens.

•Each Unit represents a beneficial interest in one (1) DogeCoin Cash blockchain token (the “DogeCoin Cash Token”).

•The DogeCoin Cash Tokens remain maintained at issuer-managed blockchain addresses and are not automatically transferred upon issuance or transfer of Units.

The Company is furnishing this clarification to ensure precision and consistency in public disclosure and to avoid confusion among shareholders, regulators, and market participants.

This clarification does not reflect any change in the structure, economics, or mechanics of the distribution.

Description of the Units and Book-Entry Certificates

The Units:

•are issued on a pro rata basis, one Unit for each share of Company common stock held as of the Record Date;

•are issued as restricted securities;

•do not represent equity ownership, voting rights, or governance rights in the Company; and

•are evidenced by book-entry electronic certificates.

The book-entry certificates:

•evidence ownership of the Units (not direct ownership of tokens);

•provide for transferability of the Units in compliance with applicable securities laws; and

•include withdrawal instructions for holders seeking delivery of the underlying DogeCoin Cash Tokens to a blockchain wallet following the applicable holding period and Company procedures.

Transfer restrictions apply to the Units and the certificates themselves, and not to the underlying blockchain tokens.

Underlying Digital Asset

The underlying digital asset referenced by the Units is the DogeCoin Cash Token, a blockchain-native digital asset existing independently of the Company.

•Blockchain: Binance Smart Chain

•Token Standard: BEP-20

•Smart Contract Address:

0x9596a56c73CA6f50CBd05cB8D85865F75659dC78

Role of DogeSPAC LLC

DogeSPAC LLC, a Colorado limited liability company and wholly owned subsidiary of the Company, is acting solely with respect to the administration of the DogeCoin Cash Unit distribution, including book-entry recordkeeping and withdrawal processing.

DogeSPAC LLC does not act as transfer agent for the Company’s equity securities.

Filing of Provisional Patent Application

On December 17, 2025, the Company filed a U.S. provisional patent application titled:

“Systems and Methods for Asset-Referenced Digital Units, Multi-Layer Hybrid Ledger Architectures, Automated Corporate-Action Synchronization, and Certificate-Based Digital Asset Distribution.”

The application was filed as U.S. Provisional Patent Application No. 63/943,215, naming David Tobias as inventor, and evidences USPTO receipt at 5:30:32 p.m. ET on December 17, 2025.

The provisional application describes systems and methods designed to facilitate compliant, certificate-based digital asset distributions to shareholders without requiring prior blockchain wallet ownership. The Company notes that the book-entry Unit distribution method described above corresponds to processes discussed in the provisional application.

The Company makes no assurance that any patent will issue or that any issued patent will provide competitive or commercial advantage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOGECOIN CASH, INC.

By: /s/ David Tobias

Name: David Tobias

Title: President

Date: December 22, 2025